EXHIBIT 99.1

AMENDED AND RESTATED

SHARE REPURCHASE PROGRAM

OF INLAND RETAIL REAL ESTATE TRUST, INC.

This AMENDED AND RESTATED SHARE REPURCHASE PROGRAM (the “SRP”) OF INLAND RETAIL REAL ESTATE TRUST, INC. (the “Company”) is made and shall be effective as of this 7th day of February, 2006, pursuant to its Sixth Articles of Amendment and Restatement of Charter (the “Charter”).  Capitalized terms are defined in Section 11 below, unless otherwise defined herein.

1.                                       Purpose.  The SRP has been designed to offer to Shareholders limited, interim liquidity by enabling them to sell Shares back to the Company.

2.                                       Plan Administrator.  The Company has appointed and engaged the Plan Administrator to, among other things, administer the SRP, maintain Shareholder records, and forward statements of holdings to Shareholders and the Company.  Any and all communications relating to the SRP shall be addressed and forwarded to the Plan Administrator.  Participants may also contact the Plan Administrator at 866-734-7010. All Shareholders should include in all written communications forwarded to the Plan Administrator such Shareholder’s account number and social security number, as well as a telephone number at which the Shareholder can be contacted.  Shares purchased by the Company under the SRP will be cancelled by the Plan Administrator, and will have the status of authorized but unissued Shares.  Shares purchased by the Plan Administrator under the SRP will not be reissued unless they are first registered with the Securities and Exchange Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

The Company, in conjunction with the Plan Administrator, shall have the right, in its sole and absolute discretion, to adopt and implement from time to time and at any time any rules and regulations to facilitate the administration of the SRP.  The Company reserves the right to interpret, in its sole and absolute discretion, any and all provisions of the SRP and any rules and regulations relating thereto.  Any determination made in good faith by the Company in respect of any aspect of the SRP shall be final and conclusive and binding on the Plan Administrator and all Shareholders.

3.                                       Participation.  Any Shareholder who beneficially owns any Shares can offer them for sale to the Company through the SRP.  As agent for the Company, the Plan Administrator will purchase Shares from Shareholders electing to participate in the SRP.  Neither the Company nor any of its Affiliates shall receive a commission for purchasing any Shares under the SRP.

Shares will be repurchased under the SRP, if requested, at least once per quarter on a first-come, first-served basis.  Subject to funds being available, the number of Shares that may be repurchased under the SRP during any calendar year may not exceed two percent (2.0%) of the weighted average number of Shares outstanding during the prior calendar year, as determined in good faith by the Board.  The Board may elect to increase or decrease such percentage limitation in its sole discretion.  Funding for the SRP will come exclusively from proceeds received by the Company from the sale of Shares under its distribution reinvestment plan and other operating funds, if any, as the Board, in its sole discretion, may reserve for this purpose.  The Board may, in its sole discretion, choose to terminate the SRP, or reduce the number of Shares purchased under the SRP, if it determines that the funds allocated to the SRP are need for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

THE COMPANY CANNOT GUARANTEE THAT THE FUNDS SET ASIDE FOR THE SRP WILL BE SUFFICIENT TO ACCOMMODATE ALL REQUESTS MADE EACH YEAR OR AT ALL.  If no funds are available for the SRP when repurchase is requested, the Plan Administrator shall so notify the requesting Shareholder(s), and the requesting Shareholder(s) may, by written notice to the Plan Administrator, either withdraw the request or ask that the Plan Administrator honor the request when funds are available.  Pending requests will be honored on a first-come, first-served basis.

If a Shareholder has previously elected to purchase Shares by using the deferred commission option described in the Company’s registration materials with the Securities and Exchange Commission and elects to participate in the SRP prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to such Shareholder, then the Company will accelerate the remaining selling commissions due under the deferred commission option and provide notice of such acceleration to the Shareholder.  In such a case, the Shareholder will be required to pay to the Company the unpaid portion of the remaining deferred commission obligation prior to or concurrently with the repurchase of Shares pursuant to the SRP, or the Plan Administrator may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to such Shareholder for the purchase of Shares under the SRP.

The purchase price for the Shares to be repurchased under the SRP shall be equal to the number of Shares a Shareholder has elected to have repurchased multiplied by the SRP Share Price (as defined in Section 5 below), less any Withholding Amount (if any), less the unpaid portion of the remaining deferred commission obligation (if any), less any nominal handling and/or administrative fees in connection with the repurchase of Shares under the SRP (if any).

4.                                       Procedure for Participation.  Any Shareholder of record of Shares is eligible at any time to elect to participate in the SRP.  A Shareholder of record that desires to participate in the SRP should contact the Plan Administrator for a complete set of participation instructions, including a letter of instruction, Share certificate delivery instructions, stock transfer powers and any other documentation as may be reasonably required by the Company and/or the Plan Administrator from time to time.  If a Shareholder’s Shares are held by or registered in the name of a trust, retirement account or other intermediary account, or are held by a custodian or trustee for the benefit of such Shareholder, then the trustee, custodian or other party in whose name the Shares are held and/or registered is the only party entitled and empowered to make application on behalf of the applicable individual Shareholder to participate in the SRP.  Purchases through the SRP will be made on the first quarterly (or on a more frequent basis as determined by the Company) repurchase date following the Plan Administrator’s receipt and review of, and confirmation of proper completion of, all required authorization forms, Share certificates and other documentation required to participate in the SRP (the “Effective Date”).  Each Shareholder electing to participate in the SRP agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she cannot make the representations or warranties set forth in the authorization form or other SRP documentation (or any representations or warranties set forth in the authorization form or other SRP documentation are no longer true), then he or she will promptly so notify the Company in writing.

If Shareholders establish a joint account, then both Shareholders must execute any transaction requests regarding such account, including, without limitation, participating in the SRP.  If the Company shall receive conflicting instructions from such Shareholders, then the Company shall disregard both instructions.

Notwithstanding anything contained in the SRP to the contrary, the Company reserves the right, in its sole and absolute discretion, to (a) reject participation of any Shareholder in the SRP who has violated the terms, provisions or conditions of the SRP through excessive sales, transfers or otherwise, (b) reject participation of any Shareholder in the SRP if such Shareholder resides in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Plan Administrator to permit participation, and (c) terminate the participation of any Shareholder who is violating the terms, provisions or conditions of the SRP and/or causing undue expense on the Company or the Plan Administrator.

5.                                       SRP Share Price.  The price per Share at which the Plan Administrator shall purchase Shares under the SRP (the “SRP Share Price”) from Shareholders shall be a fixed price of Ten and 50/100 Dollars ($10.50) per Share.  There currently is no public trading market for the Shares.  The SRP Share Price was determined by the Board in its business judgment, and is subject to increase or decrease at the Board’s sole and absolute discretion.  The SRP Share Price may not be indicative of the price at which Shares may trade or would trade if listed on a national securities exchange or included for quotation on a national market system.  If our Shares become listed on a national securities exchange or included for quotation on a national market system, then the SRP will be terminated.  The Company makes no assurances or guaranties that the SRP Share Price is the highest price at which an investor may sell Shares, or that a liquidity event concerning the Shares will occur.

It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the SRP Share Price.  Neither the Company nor the Plan Administrator can ensure that a Participant in the SRP will make a profit or will not suffer a loss in respect to any Shares sold through the SRP.

It is understood that sales of Shares pursuant to the SRP does not relieve a Shareholder of any income tax liability which may be payable on the Shares prior to their sale, or which may be payable on the sale itself.  Shareholders should consult their tax advisor regarding the federal and state income tax consequences of their participation in the SRP.

6.                                       Amendment, Suspension or Termination of SRP by the Company.  The Board may by majority vote amend, modify, supplement, suspend or terminate, in whole or in part, the SRP for any or no reason whatsoever with or without prior notice to or approval of any Shareholders.  The SRP shall be terminated following a liquidity event, such as the listing of the Shares on a national securities exchange, inclusion of the Shares for quotation on a national market system, or the Company’s merger with a listed company.  Following the effective date of any amendment, modification, supplement, suspension or termination of the SRP, the Company shall file with the Securities and Exchange Commission a copy of such amendment, modification, supplement, suspension or termination with a Current Report on Form 8-K, an Annual Report on Form 10-K or on Form 10-Q, as determined by the Company.

7.                                       Fees and Expenses.  No brokerage commission shall be incurred by a Shareholder when selling Shares under the SRP.  The Company may charge Shareholders, and Shareholders shall be obligated to pay, handling and/or administrative fees in connection with their participation in the SRP.  All such handling and/or administrative fees may be offset against any amounts payable by the Company to a Shareholder upon a sale of Shares under the SRP.

8.                                       Liability of the Company.  Neither the Company nor the Plan Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability with respect to the time and the prices at which Shares are sold for a Shareholder’s account.  Neither the Company nor the Plan Administrator shall have any duties, obligations or liabilities except those expressly set forth in this Plan.  THE COMPANY MAKES NO ASSURANCES OR GUARANTIES THAT A PROFIT WILL BE MADE OR THAT LOSSES WILL NOT BE INCURRED WITH RESPECT TO SHARES SOLD THROUGH THE SRP, OR THAT A LIQUIDITY EVENT WILL OCCUR.

9.                                       Governing Law.  The SRP shall be governed by the laws of the State of Maryland.  However, causes of action for violations of federal or state securities laws shall not be governed by this Section 9.

10.                                 Prior Share Repurchase Programs.  The SRP amends and restates in their entirety and supercedes any and all share repurchase programs, plans and policies adopted and established by the Board or the Company, or included in any prospectus filed by or on behalf of the Company, prior to and existing and in effect as of the date first set forth above.  All Shareholders who have elected to participate in any such existing and effective share repurchase program automatically shall be deemed to have elected to participate in the SRP.

11.                               Defined Terms.

“Act” means the Securities Act of 1933, as amended, and any successor law, and the Rules and Regulations promulgated thereunder.

“Affiliate” means, with respect to any other Person:  (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Board” means the Board of Directors of the Company.

“Person” means an individual, corporation, partnership, estate, trust, joint stock company, partnership (general or limited), limited liability company or other entity.

“Plan Administrator” means Registrar and Transfer Company, a New Jersey corporation, 10 Commerce Drive, P O Box 1727, Cranford, New Jersey 07016, and its duly appointed successors and/or assigns.  The Plan Administrator also serves as the transfer agent for Company common shares.  Should the Plan Administrator resign or be terminated, the Company shall designate a replacement Plan Administrator.

“Shares” means the shares of voting common stock, par value $0.01 per share, of the Company, and “Share” means one of those Shares.

“Shareholders” means any registered holder/owner of any Shares.

“Withholding Amount” means any amount determined by the Plan Administrator or the Company required by applicable law to be withheld for federal income tax withholding purposes.  Generally, if a Shareholder fails to deliver to the Plan Administrator a valid taxpayer identification number and fails to certify to the Plan Administrator that such Shareholder is not subject to backup withholding, then the Plan Administrator is required by law to withhold taxes from the amount payable to a Shareholder electing to participate in the SRP.